UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

GOLDEN DEVELOPING SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56051	82-2911016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 460573, Fort Lauderdale, FL 33346

(Address of Principal Executive Office) (Zip Code)

(623) 826-5206

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase and Sale Agreement

On September 28, 2022 (the “Closing Date”), Golden Developing Solutions, Inc., a Nevada corporation (“we”, “us” or the “Company”) entered into an Asset Purchase and Sale Agreement (the “APA”) with Jai Chamunda New Hudson LLC, a Michigan limited liability company (“Seller”), pursuant to which the Company will purchase certain assets currently utilized in the operation of Seller’s pharmacy located at 56270 Grand River Ave., New Hudson, MI 48165.

The purchase price under the APA is $1,350,000, which shall include inventory of $450,000, Rx Data of $890,000 and member’s non-compete contribution of $10,000. Closing is not conditioned on the completion of the any due diligence.

After closing, the Company shall engage the Seller for a period of thirty (30) days commencing from the Closing Date, no more than five (5) days a week (Monday to Friday), for a maximum of forty (40) hours per week, if necessary. The Company agrees to compensate Seller at the rate of $125.00 per hour, which payment shall be made on a bi-weekly basis upon Seller submitting an invoice to the Company.

Purchase Agreement

On September 23, 2022 (the “Closing Date Two”), Renown Pharmaceuticals LLC (“Renown”), a wholly owned subsidiary of the Company, formed in the State of Florida, entered into a Purchase Agreement (the “Purchase Agreement”) with COD Management, LLC d/b/a Orchard Trails Pharmacy (“Seller Two”), pursuant to which the Company will purchase certain assets currently utilized in the operation of Seller Two’s pharmacy located at 23133 Orchard Lake Rd. Suite 101, Farmington, MI 48336. Renown shall assume no liabilities of Seller Two.

The purchase price under the Purchase Agreement shall be established on the basis of the following assets:

(a)	Seller Two’s salable and usable merchandise inventory at the pharmacy, which shall be valued at the original, actual cost to Seller Two;
(b)	Non-leased furniture, fixtures, equipment, computers, transferable software, telephone numbers, and other items of a similar nature including fixtures and equipment at the pharmacy, which is valued at $10,000;
(c)	All prescription lists, patient profiles, customer lists, prescription files, and other records relating to the pharmacy and goodwill as of the Closing Date Two, which together are valued at $255,000, and
(d)	A covenant not to compete which will be binding upon Seller, and its officers, directors and shareholders, which is valued at $10,000.

The APA and the Purchase Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of their respective parties.

The foregoing descriptions of the APA and the Purchase Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase and Sale Agreement, dated as of September 28, 2022, by and between the registrant and Jai Chamunda New Hudson LLC.

10.2	Purchase Agreement, dated as of September 23, 2022, by and between the registrant’s wholly owned subsidiary, Renown Pharmaceuticals LLC, and COD Management, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN DEVELOPING SOLUTIONS, INC.

Date: October 6, 2022	By:	/s/ Stavros Triant
Stavros Triant, Chief Executive Officer

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